Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

25 November 2025

068089.0001

Digital Currency X Technology Inc.

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Dear Sir or Madam

Digital Currency X Technology Inc. (previously known as CHIJET MOTOR COMPANY, INC., the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s prospectus supplement, dated November 24, 2025 (the Prospectus Supplement), forming part of the registration statement on Form F-3 (Registration No. 333-281314) (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the offering by the Company of (i) up to 1,311,855 Class A Ordinary Shares (as defined below), (ii) pre-funded warrants to purchase up to 7,149,675 Class A Ordinary Shares, and (iii) placement agent warrants to purchase up to 423,077 Class A Ordinary Shares (together, the Offer Shares) under that certain Securities Purchase Agreement (the Securities Purchase Agreement) and Placement Agency Agreement (the Placement Agency Agreement, and together with the Securities Purchase Agreement, the Agreements) executed by the Company and the signatories thereto.

We are furnishing this opinion as Exhibits 5.1 to the Company’s current report on Form 6-K (the Current Report).

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing as at 9 July 2025 under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.
Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which	Anguilla | Bermuda | British Virgin Islands
is an independently owned and controlled Jersey law firm.	Cayman Islands | Cyprus | Hong Kong | Jersey
Resident Partners: M Chu | JP Engwirda | Y Fan | SG Gray | IC Groark | PM Kay | MW Kwok	London | Luxembourg | Shanghai | Singapore
IN Mann | BP McCosker | R Ng | PJ Sephton	harneys.com

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$30,000,000.00 divided into 100,000,000 shares of a par value of US$0.3 each, comprising (a) 99,820,000 class A ordinary shares of a par value of US$0.3 each (the Class A Ordinary Shares) and (b) 180,000 class B ordinary shares of a par value of US$0.3 each.

3	Valid Issuance of Offer Shares. The allotment and issue of the Offer Shares as contemplated by the Agreements have been duly authorised and the Offer Shares will, when allotted, issued and fully paid for in accordance with the Agreements, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Agreements. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Current Report and to the reference made to this firm in the Prospectus Supplement under the headings “Legal Matters” and elsewhere in the prospectus included in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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SCHEDULE 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 14 June 2022.

2	A copy of the certificate of incorporation on change of name of the Company dated 23 October 2025.

3	A copy of the second amended and restated memorandum and articles of association of the Company adopted by special resolution passed at the annual general meeting of shareholders of the Company held on 25 September 2025 (the AGM) and effective upon the Share Consolidation and Change of Name (each as defined in the minutes of the AGM) (the M&A).

4	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 9 July 2025.

5	A copy of the register of directors and officers of the Company provided to us on 25 November 2025.

6	A copy of the unanimous written resolutions of the board of directors of the Company passed on 25 November 2025 (the Resolutions).

7	A certificate issued by a director of the Company dated 25 November 2025, a copy of which is attached hereto (the Director’s Certificate).

8	The Registration Statement.

9	The Prospectus Supplement.

10	The Securities Purchase Agreement.

11	The Placement Agency Agreement.

12	The form of Pre-Funded Warrant.

13	The form of Placement Agency Warrant.

(1 to 6 above are the Corporate Documents, and 1 to 13 above are the Documents).

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SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The Resolutions have been duly executed by or on behalf of the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

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SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Offer Shares, that a shareholder shall not, in respect of the relevant Offer Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

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Annex

Director’s Certificate

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Digital Currency X Technology Inc.

incorporated in the Cayman Islands

Company No. 391279

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a duly authorised director of the Company to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the Resolutions were executed by the directors in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(b)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Offer Shares or otherwise performing its obligations under the Agreements.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

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/s/ Melissa Chen	25 Nov 2025
Name: Melissa Chen	Date
Director